UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PROMOTORA DE INFORMACIONES, S.A.
(Exact name of registrant as specified in its charter)

Kingdom of Spain	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Gran Vía, 32 28013 Madrid Spain	28013
(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-166653
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

American Depositary Shares, each representing four (4) Class B convertible non-voting shares, par value €0.10 per share, of Promotora de Informaciones, S.A., evidenced by American Depositary Receipts	New York Stock Exchange, Inc.

Class B convertible non-voting shares, par value €0.10 per share, of Promotora de Informaciones, S.A.	New York Stock Exchange, Inc. *

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the securities of Promotora de Informaciones, S.A. (the “Company”) to be registered hereby is set forth under the headings “Description of American Depositary Shares” and “Description of Prisa Class B Convertible Non-Voting Shares” in the Company’s Registration Statement on Form F-4 (File No. 333-166653), as amended, originally filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2010 (the “Registration Statement on Form F-4”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange, Inc.
Item 2. Exhibits.
No exhibits are required to be filed as the securities being registered hereby (1) are being registered on an exchange on which no other securities of the registrant are registered, and (2) are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROMOTORA DE INFORMACIONES, S.A. (Registrant)
Date: November 23, 2010	By:	/s/ Iñigo Dago Elorza
		Name:	Iñigo Dago Elorza
		Title:	General Counsel and Corporate Secretary